Exhibit 10.1

NEWMARKET CORPORATION
2023 INCENTIVE COMPENSATION AND STOCK PLAN

As Approved by Shareholders
on April 27, 2023

NewMarket Corporation
2023 Incentive Compensation and Stock Plan

NewMarket Corporation
2023 Incentive Compensation and Stock Plan

NewMarket Corporation
2023 Incentive Compensation and Stock Plan

NewMarket Corporation
2023 Incentive Compensation and Stock Plan
ARTICLE I
DEFINITIONS
1.01    Administrator
Administrator means the Committee and any delegate of the Committee that is appointed in accordance with Article III.
1.02    Affiliate and Associate
Affiliate and Associate shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.
1.03    Agreement
Agreement means a written agreement (including any amendment or supplement thereto) between the Company and a Participant specifying the terms and conditions of a Stock Award, award of Stock Units, Incentive Award, Option or SAR granted to such Participant.
1.04    Award
Award means an Option, an SAR, a Stock Award, an award of Stock Units, or an Incentive Award granted under the Plan.
1.05    Beneficial Owner
Beneficial Owner has the meaning set forth in Rule 13d-3 under the Exchange Act, except that a Person shall not be deemed to be the Beneficial Owner of any securities the holding of which is properly disclosed on a Schedule 13G.
1.06    Board
Board means the Board of Directors of the Company.
1.07    Cause
Cause means that the Participant has been convicted of a felony that involves the misappropriation of the assets of the Company or a Related Entity or that materially injures the business reputation of the Company or a Related Entity.
1.08    Change in Control
    Change in Control means the occurrence of any of the following events:
(a)    any Person or “group,” within the meaning of Section 13(d)(3) of the Exchange Act (excluding Bruce C. Gottwald and members of his family and any Affiliate of any of them) becomes, directly or indirectly, the Beneficial Owner of 30% or more of the combined voting power of the then outstanding Company securities that are entitled to vote generally for the election of the Company’s directors (the “Voting Securities”) (other than as a result of an issuance of securities by the Company approved by Continuing Directors, or open market purchases approved by Continuing Directors at the time the purchases are made); or
(b)    as the direct or indirect result of, or in connection with, a reorganization, merger, share exchange or consolidation (a “Business Combination”), a contested election of directors, or

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2023 Incentive Compensation and Stock Plan
any combination of these transactions, Continuing Directors cease to constitute a majority of the Board, or any successor’s board of directors, within two years of the last of such transactions; or
(c)    the Company consummates a Business Combination, unless immediately following such Business Combination, (a) all or substantially all of the Persons who were the Beneficial Owners of the Voting Securities outstanding immediately prior to such Business Combination beneficially own more than 70% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the Company resulting from such Business Combination (including, without limitation, a company which as a result of such transaction owns the company through one or more Subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Voting Securities, (b) no Person (excluding Bruce C. Gottwald and members of his family and any Affiliate of any of them) beneficially owns 30% or more of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the Company resulting from such Business Combination and (c) at least a majority of the members of the board of directors of the Company resulting from such Business Combination are Continuing Directors.
1.09    Code
Code means the Internal Revenue Code of 1986, and any amendments thereto.
1.10    Committee
Committee means the Compensation Committee of the Board.
1.11    Common Stock
Common Stock means the common stock of the Company.
1.12    Company
Company means NewMarket Corporation.
1.13    Continuing Director
Continuing Director means any member of the Board on the date this Plan is adopted by the Board, or any member of the Board whose subsequent nomination for election or election to the Board was recommended or approved by a majority of the Continuing Directors.
1.14    Control Change Date
Control Change Date means the date on which a Change in Control occurs. If a Change in Control occurs on account of a series of transactions, the Control Change Date is the date of the last of such transactions.
1.15    Effective Date
Effective Date means the date and time, following approval of the Plan by the Board, on which Plan is approved by a majority of the votes cast by the Company’s shareholders, voting either in person or by proxy, at a duly held shareholders’ meeting at which a quorum is present.

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2023 Incentive Compensation and Stock Plan
1.16    Exchange Act
Exchange Act means the Securities Exchange Act of 1934, as amended from time to time.
1.17    Fair Market Value
Fair Market Value means, on any given date, the reported closing price of a share of Common Stock on the New York Stock Exchange, or if the Common Stock was not so traded on such day, then on the next preceding day that the Common Stock was so traded on such exchange, all as reported by such source as the Committee may select. If shares of Common Stock are not then traded on the New York Stock Exchange, the Fair Market Value shall be determined by the Committee using the reasonable application of a reasonable method.
1.18    Good Reason
Good Reason means a material diminution of a Participant’s base compensation or authority, duties, or responsibilities. An event or condition will constitute Good Reason only if the Participant provides written notice to the Company or a Related Entity (or the successor of either), as applicable, within 90 days of the initial existence of the event or condition and the Company, Related Entity (or successor of either), as applicable, does not remedy the event or condition within 30 days of receipt of such notice.
1.19    Incentive Award
Incentive Award means an Award which, subject to such terms and conditions as may be prescribed by the Administrator, entitles the Participant to receive a payment, in cash or Common Stock or a combination of cash and Common Stock, from the Company or a Related Entity.
1.20    Non-Employee Director
Non-Employee Director means a Participant who is a non-employee member of the Board or the board of directors of a Related Entity.
1.21    Option
Option means a stock option that entitles the holder to purchase from the Company a stated number of shares of Common Stock at the price set forth in an Agreement.
1.22    Participant
Participant means an employee of the Company or a Related Entity or a member of the Board or the board of directors of a Related Entity who satisfies the requirements of Article IV and is selected by the Administrator to receive a Stock Award, Stock Units, an Incentive Award, an Option, an SAR, or a combination thereof.
1.23    Performance Criteria
Performance Criteria means one or more of (a) cash flow and/or free cash flow (before or after dividends), (b) earnings per share (diluted and basic earnings per share), (c) EBITDA (earnings before interest, taxes, depreciation and amortization), (d) the price of Common Stock, (e) return on equity, (f) total shareholder return, (g) return on capital (including return on total capital or return on invested capital), (h) return on assets or net assets, (i) market capitalization,

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2023 Incentive Compensation and Stock Plan
(j) total enterprise value (market capitalization plus debt), (k) economic value added, (l) debt leverage (debt to capital), (m) revenue, (n) income or net income, (o) operating income, (p) operating profit or net operating profit, (q) operating margin or profit margin, (r) return on operating revenue, (s) cash from operations, (t) operating ratio, (u) commodity or operating revenue, (v) dividend yield and (w) market share.
1.24    Person
Person has the meaning set forth in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) of the Exchange Act except that such term does not include (a) the Company, its Affiliates or any Related Entity, (b) a trustee or other fiduciary holding securities under an employee benefit plan maintained by the Company or any Related Entity, (c) any underwriter temporarily holding securities pursuant to any offering of such securities or (d) a company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock in the Company.
1.25    Plan
Plan means the NewMarket Corporation 2023 Incentive Compensation and Stock Plan.
1.26    Prior Plan
The NewMarket Corporation 2014 Incentive Compensation and Stock Plan.
1.27    Related Entity
Related Entity means any entity that directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company.
1.28    SAR
SAR means a stock appreciation right (which may be granted only in conjunction with an Option) that entitles the holder to receive, with respect to each share of Common Stock encompassed by the exercise of such SAR, the excess, if any, of the Fair Market Value at the time of exercise over the Fair Market Value on the date of grant.
1.29    Stock Award
Stock Award means Common Stock awarded to a Participant under Article VIII.
1.30    Stock Unit
Stock Unit means an Award, in the amount determined by the Administrator and specified in an Agreement, stated with reference to a specified number of shares of Common Stock, that enables the holder to receive a payment on the date specified in the Agreement for each Stock Unit equal to the Fair Market Value of a share of Common Stock determined as of the date set forth in the Agreement. An award of Stock Units may, but is not required to, provide for dividend equivalents calculated, earned and payable on the terms (if any) set forth in the Agreement.

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2023 Incentive Compensation and Stock Plan
ARTICLE II
PURPOSES
The Plan is intended to assist the Company and Related Entities in recruiting and retaining individuals with ability and initiative by enabling such persons to participate in the future success of the Company and the Related Entities and to associate their interests with those of the Company and its shareholders. The Plan is intended to permit the grant of both Options qualifying under Code Section 422 (“incentive stock options”) and Options not so qualifying, and the grant of SARs, Stock Awards, Stock Units, and Incentive Awards. No Option that is intended to be an incentive stock option shall be invalid for failure to qualify as an incentive stock option. The proceeds received by the Company from the sale of Common Stock pursuant to this Plan shall be used for general corporate purposes.

NewMarket Corporation
2023 Incentive Compensation and Stock Plan
ARTICLE III
ADMINISTRATION
The Plan shall be administered by the Administrator. The Administrator shall have authority to grant Stock Awards, Incentive Awards, Stock Units, Options and SARs upon such terms (not inconsistent with the provisions of this Plan) as the Administrator may consider appropriate. Such terms may include conditions (in addition to those contained in this Plan) on the exercisability of all or any part of an Option or SAR or on the transferability or forfeitability of a Stock Award, Stock Units, or an Incentive Award, including by way of example and not of limitation, requirements that the Participant complete a specified period of employment or service with the Company or a Related Entity, requirements that the Company achieve a specified level of financial performance or that the Company achieve a specified level of financial return. Notwithstanding any such conditions, but subject to Section 5.06 (“Minimum Vesting Provisions) the Administrator may, in its discretion, accelerate the time at which any Option or SAR may be exercised, the time at which a Stock Award may become transferable or nonforfeitable or both, or the time at which an Incentive Award or Stock Units may be settled, provided that such discretion may not be exercised in a manner that would violate Code Section 409A. The Administrator may establish one or more programs, consistent with Code Section 409A, to permit selected Participants the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of performance criteria, or other event that absent the election would entitle the Participant to payment or receipt of Common Stock or other consideration under an Award.
In addition, the Administrator shall have complete authority to interpret all provisions of this Plan; to prescribe the form of Agreements; to adopt, amend, and rescind rules and regulations pertaining to the administration of the Plan; and to make all other determinations necessary or advisable for the administration of this Plan. The express grant in the Plan of any specific power to the Administrator shall not be construed as limiting any power or authority of the Administrator. Any decision made, or action taken, by the Administrator in connection with the administration of this Plan shall be final and conclusive. Neither the Administrator nor any member of the Committee shall be liable for any act done in good faith with respect to this Plan or any Agreement or Award. All expenses of administering this Plan shall be borne by the Company, a Related Entity or a combination thereof.
The Committee, in its discretion, may delegate to one or more officers of the Company all or part of the Committee’s authority and duties with respect to grants and Awards to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act. The Committee may revoke or amend the terms of a delegation at any time, but such action shall not invalidate any prior actions of the Committee’s delegate or delegates that were consistent with the terms of the Plan.

NewMarket Corporation
2023 Incentive Compensation and Stock Plan
ARTICLE IV
ELIGIBILITY
Any employee of the Company and any member of the Board or any employee or director of a Related Entity (including a company that becomes a Related Entity after the adoption of this Plan) is eligible to participate in this Plan if the Administrator, in its sole discretion, determines that such person has contributed or can be expected to contribute to the profits or growth of the Company or a Related Entity.

NewMarket Corporation
2023 Incentive Compensation and Stock Plan
ARTICLE V
STOCK SUBJECT TO PLAN, CERTAIN LIMITATIONS
5.01    Shares Issued
Upon the award of shares of Common Stock pursuant to a Stock Award, award of Stock Units, or an Incentive Award, the Company may issue shares of Common Stock from its authorized but unissued Common Stock. Upon the exercise of any Option or SAR, the Company may deliver to the Participant (or the Participant’s broker if the Participant so directs), shares of Common Stock from its authorized but unissued Common Stock.
5.02    Aggregate Limit, Incentive Stock Option Limit
The maximum aggregate number of shares of Common Stock that may be issued under this Plan, pursuant to the exercise of SARs and Options and the grant of Stock Awards, Stock Units and Incentive Awards, is 250,000 shares of Common Stock, of which all 250,000 shares may be issued pursuant to incentive stock options. The maximum aggregate number of shares that may be issued under this Plan, and the number that may be issued as incentive stock options, shall be subject to adjustment as provided in Article XI.
5.03    No New Grants under the Prior Plan
On and after the Effective Date, the Plan replaces the Prior Plan with respect to new grants. No new options, stock appreciation rights, stock awards, stock units or other awards shall be granted under the Prior Plan on and after the Effective Date; provided that awards granted under the Prior Plan before the Effective Date shall remain in effect in accordance with their respective terms.
5.04    Per Participant Annual Limits
The maximum number of shares of Common Stock subject to Awards granted to a Participant in a single calendar year under the Plan is 10,000 shares. Notwithstanding the foregoing, the maximum number of shares of Common Stock subject to Awards granted to a Non-Employee Director in a single calendar year is 1,000 shares. Subject to the foregoing limitations in this Section 5.04, no Participant may receive an Incentive Award cash payment in a single calendar year exceeding $2,000,000; provided that Incentive Awards (including Incentive Award cash payments) shall not be granted to Non-Employee Directors.
5.05    Reallocation of Shares
    If an Option is terminated, in whole or in part, for any reason other than its exercise or the exercise of a related SAR, the number of shares of Common Stock allocated to the Option or portion thereof may be reallocated to other Awards to be granted under this Plan. If an SAR is terminated, in whole or in part, for any reason other than its exercise or the exercise of a related Option, the number of shares of Common Stock allocated to the SAR or portion thereof may be reallocated to other Awards. If any other Award is forfeited or terminated, in whole or in part for any reason, the number of shares of Common Stock allocated to the Award or portion thereof may be reallocated to other Options, SARs, Incentive Awards, Stock Units, and Stock Awards to be granted under this Plan. Any shares of Common Stock that are tendered by a Participant or withheld as full or partial payment of withholding or other taxes with respect to an Option, SAR, Incentive Award, award of Stock Units, or Stock Award, or as payment for the exercise price of

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2023 Incentive Compensation and Stock Plan
an Option or SAR under this Plan shall not be reallocated with respect to any Award to other Awards to be granted under the Plan.
5.06    Minimum Vesting Provisions
Options, SARs, Stock Awards, Stock Units, and Incentive Awards settled in whole or part in Common Stock shall be subject to a minimum vesting period of at least two (2) years (subject to earlier vesting in the event of a Participant’s death, Disability or as provided in Section 13.07 in connection with a Change in Control), except that a shorter vesting period or immediate vesting may apply to Awards granted to Non-Employee Directors as a fee or retainer for service, including annual or other grants made pursuant to a director compensation policy or arrangement.

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2023 Incentive Compensation and Stock Plan
ARTICLE VI
OPTIONS
6.01    Award
In accordance with the provisions of Article IV, the Administrator will designate each individual to whom an Option is to be granted and will specify the number of shares of Common Stock covered by each such award.
6.02    Option Price
The price per share for Common Stock purchased on the exercise of an Option shall be determined by the Administrator on the date of grant but shall not be less than the Fair Market Value on the date the Option is granted. If an employee owns or is deemed to own (by reason of the attribution rules of Code Section 424(d)) more than 10% of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation (within the meaning of Code Sections 424(e) and 424(f)) (a “Ten Percent Stockholder”), and an incentive stock option is granted to such employee, the Option price of such incentive stock option shall be not less than the applicable price required by the Code, currently 110% of the Fair Market Value on the date of grant.
6.03    No Repricing
Except for an adjustment authorized under Article XI, the Option price may not be reduced (by amendment or cancellation of the Option or otherwise) after the date of grant.
6.04    Maximum Option Period
The maximum period in which an Option may be exercised shall be ten years from the date such Option was granted. The maximum period in which an incentive stock option granted to a Ten Percent Stockholder may be exercised is the applicable period required by the Code, currently five years from the date such incentive stock option was granted. The terms of any Option may provide that it has a term that is less than such maximum period.
6.05    Nontransferability
Except as provided in Section 6.06, each Option granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution. In the event of any transfer of an Option (by the Participant or his transferee), the Option and any SAR that relates to such Option must be transferred to the same person or persons or entity or entities. Except as provided in Section 6.06, during the lifetime of the Participant to whom the Option is granted, the Option may be exercised only by the Participant. No right or interest of a Participant in any Option shall be liable for, or subject to, any lien, obligation, or liability of such Participant.
6.06    Transferable Options
Section 6.05 to the contrary notwithstanding, if the Agreement provides, an Option that is not an incentive stock option may be transferred by a Participant to the Participant’s children, grandchildren, spouse, one or more trusts for the benefit of such family members or a partnership in which such family members are the only partners, on such terms and conditions as may be permitted under Rule 16b-3 under the Exchange Act as in effect from time to time. The holder of an Option transferred pursuant to this Section 6.06 shall be bound by the same terms and conditions that governed the Option during the period that it was held by the Participant; provided, however, that such transferee may not transfer the Option except by will or the laws of

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2023 Incentive Compensation and Stock Plan
descent and distribution. In the event of any transfer of an Option (by the Participant or his transferee), the Option and any SAR that relates to such Option must be transferred to the same person or persons or entity or entities.
6.07    Employee Status
For purposes of determining the applicability of Code Section 422 (relating to incentive stock options), or if the terms of any Option provide that it may be exercised only during employment or continued service or within a specified period of time after termination of employment or service, the Administrator may decide to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment or service.
6.08    Exercise
Subject to the provisions of this Plan and the applicable Agreement, an Option may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Administrator shall determine; provided, however, that incentive stock options (granted under the Plan and all plans of the Company and its Related Entities) may not be first exercisable in a calendar year for stock having a Fair Market Value (determined as of the date an Option is granted) exceeding the limit prescribed by Code Section 422(d). An Option granted under this Plan may be exercised with respect to any number of whole shares less than the full number for which the Option could be exercised. A partial exercise of an Option shall not affect the right to exercise the Option from time to time in accordance with this Plan and the applicable Agreement with respect to the remaining shares subject to the Option. The exercise of an Option shall result in the termination of any SAR to the extent of the number of shares with respect to which the Option is exercised.
6.09    Payment
Unless otherwise provided by the Agreement, payment of the Option price shall be made in cash or a cash equivalent acceptable to the Administrator, or through a cashless exercise procedure approved by the Administrator involving a securities broker approved by the Administrator. Subject to rules established by the Administrator and if provided in an Option Agreement, payment of all or part of the Option price may be made with shares of Common Stock including by (i) surrender to the Company of shares of Common Stock, (ii) attestation of Common Stock ownership, and (iii) for Options not intended to be incentive stock options, receipt by the Participant of fewer shares that would otherwise be issuable on exercise of the Option (“net exercise”). If Common Stock is used to pay all or part of the Option price, the sum of the cash and cash equivalent and the Fair Market Value (determined as of the day preceding the date of exercise) of the shares surrendered, subject to attestation or withheld pursuant to a net exercise must not be less than the Option price of the shares for which the Option is being exercised.
6.10    Shareholder Rights
No Participant shall have any rights as a shareholder with respect to shares subject to his Option until the date of exercise of such Option.
6.11    Disposition of Stock
A Participant shall notify the Company of any sale or other disposition of Common Stock acquired pursuant to an Option that was an incentive stock option if such sale or disposition occurs (a) within two years of the grant of an Option or (b) within one year of the issuance of the

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2023 Incentive Compensation and Stock Plan
Common Stock to the Participant. Such notice shall be in writing and directed to the Secretary of the Company.

NewMarket Corporation
2023 Incentive Compensation and Stock Plan
ARTICLE VII
SARS
7.01    Award
In accordance with the provisions of Article IV, the Administrator will designate each individual to whom SARs are to be granted and will specify the number of shares covered by each such award. For purposes of the Award and per-Participant Award limits in the Plan, an Option and a related SAR shall be treated as a single award. In addition, no Participant may be granted SARs (under all incentive stock option plans of the Company and its Affiliates) that are related to incentive stock options which are first exercisable in any calendar year for stock having an aggregate Fair Market Value (determined as of the date the related Option is granted) that exceeds the limit prescribed by Code Section 422(d).
7.02    Maximum SAR Period
The period in which an SAR may be exercised shall not be longer than the term of the related Option. The terms of any SAR may provide that it has a term that is less than such maximum period.
7.03    Nontransferability
Except as provided in Section 7.04, each SAR granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution. In the event of any such transfer, an SAR and the related Option must be transferred to the same person or persons or entity or entities. Except as provided in Section 7.04, during the lifetime of the Participant to whom the SAR is granted, the SAR may be exercised only by the Participant. No right or interest of a Participant in any SAR shall be liable for, or subject to, any lien, obligation, or liability of such Participant.
7.04    Transferable SARs
Section 7.03 to the contrary notwithstanding, if the Agreement provides, an SAR, other than an SAR that is related to an incentive stock option, may be transferred by a Participant to the Participant’s children, grandchildren, spouse, one or more trusts for the benefit of such family members or a partnership in which such family members are the only partners, on such terms and conditions as may be permitted under Rule 16b-3 under the Exchange Act as in effect from time to time. The holder of an SAR transferred pursuant to this Section 7.04 shall be bound by the same terms and conditions that governed the SAR during the period that it was held by the Participant; provided, however, that such transferee may not transfer the SAR except by will or the laws of descent and distribution. In the event of any transfer of an SAR (by the Participant or his transferee), the SAR and the related Option must be transferred to the same person or persons or entity or entities.
7.05    Exercise
Subject to the provisions of this Plan and the applicable Agreement, an SAR may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Administrator shall determine; provided, however, that an SAR that is related to an incentive stock option may be exercised only to the extent that the related Option is exercisable and only when the Fair Market Value exceeds the option price of the related Option. An SAR granted under this Plan may be exercised with respect to any number of whole shares less than the full number for which the SAR could be exercised. A partial exercise of an SAR shall not affect the right to exercise the SAR from time to time in accordance with this Plan and

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2023 Incentive Compensation and Stock Plan
the applicable Agreement with respect to the remaining shares subject to the SAR. The exercise of an SAR shall result in the termination of the related Option to the extent of the number of shares with respect to which the SAR is exercised.
7.06    Employee Status
If the terms of any SAR provide that it may be exercised only during employment or continued service or within a specified period of time after termination of employment or service, the Administrator may decide to what extent leaves of absence for governmental or military service, illness, temporary disability or other reasons shall not be deemed interruptions of continuous employment or service.
7.07    No Repricing
Except for an adjustment authorized under Article XI, no action may be taken with respect to a SAR that has the effect of reducing the Fair Market Value as of the date of grant with respect to the SAR (whether by amendment or cancellation of the SAR or otherwise).
7.08    Settlement
At the Administrator’s discretion, the amount payable as a result of the exercise of an SAR may be settled in cash, Common Stock, or a combination of cash and Common Stock.
7.09    Shareholder Rights
No Participant shall, as a result of receiving an SAR, have any rights as a shareholder of the Company until the date that the SAR is exercised and then only to the extent that the SAR is settled by the issuance of Common Stock.

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2023 Incentive Compensation and Stock Plan
ARTICLE VIII
STOCK AWARDS
8.01    Award
In accordance with the provisions of Article IV, the Administrator will designate each individual to whom a Stock Award is to be made and will specify the number of shares of Common Stock covered by each such award.
8.02    Vesting
The Administrator, on the date of the Award, may prescribe that a Participant’s rights in a Stock Award shall be forfeitable or otherwise restricted for a period of time or subject to such conditions as may be set forth in the Agreement. By way of example and not of limitation, the restrictions may postpone transferability of the shares or may provide that the shares will be forfeited if the Participant separates from the service of the Company and its Related Entities before the expiration of a stated period or if the Company, a Related Entity, the Company and its Related Entities or the Participant fails to achieve stated performance goals, including performance goals stated with reference to Performance Criteria.
8.03    Employee Status
If the terms of any Stock Award provide that shares may become transferable and nonforfeitable thereunder only after completion of a specified period of employment or service, the Administrator may decide in each case to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment or service.
8.04    Shareholder Rights
Prior to their forfeiture (in accordance with the applicable Agreement and while the shares of Common Stock granted pursuant to the Stock Award may be forfeited or are nontransferable), a Participant will have all the rights of a shareholder with respect to a Stock Award, including the right to receive dividends and vote the shares; provided, however, that during such period (a) a Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of shares of Common Stock granted pursuant to a Stock Award (“awarded shares”), (b) the Participant will deliver to the Company a stock power, endorsed in blank, with respect to the awarded shares, and (c) the Company’s transfer agent will hold the awarded shares in a book entry account for the benefit of the Participant, the terms of which account shall restrict the transferability of shares held in the account until the awarded shares are transferable and are no longer forfeitable. The limitations set forth in the preceding sentence shall not apply after the awarded shares are transferable and no longer forfeitable.

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2023 Incentive Compensation and Stock Plan
ARTICLE IX
STOCK UNITS
9.01    Award
In accordance with the provisions of Article IV, the Administrator will designate each individual to whom an Award of Stock Units is to be made and will specify the number of Stock Units covered by such Awards.
9.02    Terms and Conditions
The Administrator, on the date of grant of the Award, may prescribe that the Stock Units or a portion thereof, will be earned, and the Participant will be entitled to receive a payment pursuant to the Award of Stock Units, only upon the completion of a specified period of employment or service or satisfaction of specified financial or other performance goals, including goals stated with reference to Performance Criteria, or on the basis of such other criteria as may be prescribed by the Administrator and set forth in the Agreement.
9.03    Payment
In accordance with the Agreement, the amount payable when an award of Stock Units are earned may be settled in cash, Common Stock or a combination of cash and Common Stock. In accordance with and subject to the terms of the Agreement, a Participant may be entitled to dividend equivalents (calculated in accordance with the Agreement) at the time an Award is earned, only if and to the extent the Award is earned. Such dividend equivalents may be payable in cash, Common Stock or a combination of cash and Common Stock, as determined by the Administrator in its sole discretion.
9.04    Nontransferability
A Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of an award of Stock Units other than by will or the laws of descent and distribution. The limitations set forth in the preceding sentence shall not apply to Common Stock issued as payment pursuant to an award of Stock Units.
9.05    Employee Status
If the terms of an award of Stock Units provide that a payment will be made thereunder only if the Participant completes a stated period of employment or service, the Administrator may decide to what extent leaves of absence for governmental or military service, illness, temporary disability or other reasons shall not be deemed interruptions of continuous employment or service.
9.06    Shareholder Rights
No Participant shall, as a result of receiving an award of Stock Units, have any rights as a shareholder of the Company or any Related Entity on account of such Award until, and except to the extent that, the Stock Units are earned and settled in shares of Common Stock.

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2023 Incentive Compensation and Stock Plan
ARTICLE X
INCENTIVE AWARDS
10.01    Award
The Administrator will designate Participants to whom Incentive Awards are made; provided that Incentive Awards shall not be granted to Non-Employee Directors. All Incentive Awards shall be finally determined exclusively by the Administrator under the procedures established by the Administrator.
10.02    Terms and Conditions
The Administrator, at the time an Incentive Award is made, shall specify the terms and conditions which govern the Award. Such terms and conditions shall prescribe that the Incentive Award shall be earned only upon, and to the extent that, performance goals are satisfied during a performance period specified by the Administrator. By way of example and not of limitation, the performance goals may provide that the Incentive Award will be earned only if the Company, a Related Entity or the Company and its Related Entities achieve stated objectives, including objectives stated with reference to Performance Criteria. The Administrator, at the time an Incentive Award is made, shall also specify when amounts shall be payable under the Incentive Award and whether amounts shall be payable in the event of the Participant’s death or disability or a Change in Control.
10.03    Nontransferability
Incentive Awards granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution. No right or interest of a Participant in an Incentive Award shall be liable for, or subject to, any lien, obligation, or liability of such Participant.
10.04    Employee Status
If the terms of an Incentive Award provide that a payment will be made thereunder only if the Participant completes a stated period of employment or service, the Administrator may decide to what extent leaves of absence for governmental or military service, illness, temporary disability or other reasons shall not be deemed interruptions of continuous employment or service.
10.05    Shareholder Rights
No Participant shall, as a result of receiving an Incentive Award, have any rights as a shareholder of the Company or any Related Entity on account of such award until, and except to the extent that, the Incentive Award is earned and settled in shares of Common Stock.

NewMarket Corporation
2023 Incentive Compensation and Stock Plan
ARTICLE XI
ADJUSTMENT UPON CHANGE IN COMMON STOCK
The maximum number of shares as to which Options, SARs, Incentive Awards, Stock Units, and Stock Awards may be granted under this Plan; and the terms of outstanding Stock Awards, Options, Incentive Awards, Stock Units and SARs; and the per individual limitations on the number of shares of Common Stock for which Options, SARs, Stock Units, Incentive Awards, and Stock Awards may be granted shall be adjusted as the Committee shall determine to be equitably required in the event that (a) the Company (i) effects one or more stock dividends, stock split-ups, subdivisions or consolidations of shares or (ii) engages in a transaction to which Code Section 424 applies, (b) there occurs any other event which, in the judgment of the Committee necessitates such action or (c) there is a Change in Control. Any determination made under this Article XI by the Committee shall be final and conclusive. Adjustments made under this Article XI shall be effected in compliance with Code Sections 409A and 424, to the extent applicable, and in a manner that does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act.
The issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefore, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the maximum number of shares as to which Options, SARs, Incentive Awards, Stock Units and Stock Awards may be granted, the per individual limitations on the number of shares of Common Stock for which Options, SARs, Incentive Awards, Stock Units, or Stock Awards may be granted or the terms of outstanding Stock Awards, Options, Incentive Awards, Stock Units or SARs.
The Committee may make Stock Awards and may grant Options, SARs, Stock Units, Stock Awards and Incentive Awards in substitution for phantom shares, stock awards, stock options, stock appreciation rights, or similar awards held by an individual who becomes an employee of the Company or a Related Entity in connection with a transaction or event described in the first paragraph of this Article XI. Notwithstanding any provision of the Plan (other than the limitation of Section 5.02), the terms of such substituted Stock Awards, Options, Incentive Awards, Stock Units or SARs shall be as the Committee, in its discretion, determines is appropriate.

NewMarket Corporation
2023 Incentive Compensation and Stock Plan
ARTICLE XII
COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES
No Option or SAR shall be exercisable, no Common Stock shall be issued (including by book-entry), no certificates for shares of Common Stock shall be delivered, and no payment shall be made under this Plan except in compliance with all applicable federal and state laws and regulations (including, without limitation, withholding tax requirements), any listing agreement to which the Company is a party, and the rules of all domestic stock exchanges on which the Company’s shares may be listed. The Company shall have the right to rely on an opinion of its counsel as to such compliance. Any share certificate issued, or book-entry notation made, to evidence Common Stock when a Stock Award is granted, an Incentive Award or award of Stock Units is settled or for which an Option or SAR is exercised may bear such legends and statements as the Administrator may deem advisable to assure compliance with federal and state laws and regulations. No Option or SAR shall be exercisable, no Stock Award shall be granted, no Common Stock shall be issued (including by book-entry), no certificate for shares shall be delivered, and no payment shall be made under this Plan until the Company has obtained such consent or approval as the Administrator may deem advisable from regulatory bodies having jurisdiction over such matters.

NewMarket Corporation
2023 Incentive Compensation and Stock Plan
ARTICLE XIII
GENERAL PROVISIONS
13.01    Effect on Employment and Service
Neither the adoption of this Plan, its operation, nor any documents describing or referring to this Plan (or any part thereof), shall confer upon any individual any right to continue in the employ or service of the Company or a Related Entity or in any way affect any right or power of the Company or a Related Entity to terminate the employment or service of any individual at any time with or without assigning a reason therefore.
13.02    Clawback
    All Awards (including any proceeds, gains or other economic benefit actually or constructively received by the Participant upon any receipt or exercise of any Award or upon the receipt or resale of any Common Stock underlying the Award) shall be subject to the provisions of any claw-back policy implemented by the Company from time to time, including, without limitation, any claw-back policy adopted or amended to comply with the requirements of applicable law, such as the Dodd-Frank Wall Street Reform and Consumer Protection Act, and any rules or regulations promulgated under applicable law, or to satisfy any applicable listing standards.
13.03    Unfunded Plan
The Plan, insofar as it provides for grants, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by grants under this Plan. Any liability of the Company to any person with respect to any grant under this Plan shall be based solely upon any contractual obligations that may be created pursuant to this Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.
13.04    Rules of Construction
Headings are given to the articles and sections of this Plan solely as a convenience to facilitate reference. The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.
13.05    Code Section 409A
This Plan is intended to provide compensation that is exempt from or that complies with Code Section 409A, and ambiguous provisions, if any, in this Plan or an Agreement shall be construed and administered in a manner that is compliant with or exempt from the application of Code Section 409A, as appropriate. For purposes of Code Section 409A, each payment under this Plan shall be deemed a separate payment. Notwithstanding any provision of this Plan to the contrary, if the Participant is a “specified employee” within the meaning of Code Section 409A as of the date of the Participant’s termination of employment and the Company determines, in good faith, that immediate payment of any amount or benefits under this Plan would cause a violation of Code Section 409A, then any amounts or benefits that are payable under this Plan due to the Participant’s “separation from service” within the meaning of Code Section 409A which (i) are subject to the provisions of Code Section 409A; (ii) are not otherwise excluded under Code Section 409A; and (iii) would otherwise be payable during the first six-month period following such separation from service, shall be paid on the first business day next following the earlier of (1) the date that is six months and one day following the date of termination or (2) the date of the Participant’s death.

NewMarket Corporation
2023 Incentive Compensation and Stock Plan
Nothing in this Plan or an Agreement shall constitute a representation by the Company to a Participant regarding the tax consequences of any Award. Although the Company may endeavor to avoid adverse tax treatment (e.g., under Code Section 409A), the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable tax treatment. The Company shall be unconstrained in its corporate activities without regard to the potential negative tax impact on holders of Awards under this Plan.
13.06    Fractional Shares
No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan. The Committee shall determine whether cash, additional Awards or other securities or property shall be issued or paid in lieu of fractional shares of Common Stock or whether any fractional shares should be rounded, forfeited or otherwise eliminated.
13.07    Change in Control
(a)    In the event of a Change in Control, the Committee in effect before such Change in Control, shall: (i) provide for an outstanding Award to become fully vested, settled, and/or exercisable in the event the Award is not assumed, or new rights substituted therefore, by the acquiring or surviving corporation in such Change in Control, and (ii) make such adjustments to Awards then outstanding as the Committee deems appropriate to reflect such Change in Control and to retain the economic value of the Award. Further, the Committee shall cause any such assumption or substitution to provide that the assumed or substituted Award shall become fully, vested, settled, and/or exercisable in the event of an involuntary termination of employment without Cause or for Good Reason within 12 months following the Change in Control.
(b)    With respect to Section 13.07(a) above, any performance-related conditions will be deemed satisfied (i) based on actual performance determined over the period through the closing of the Change in Control, or (ii) at target performance levels if actual performance cannot be determined.
(c)    Notwithstanding any other provision of the Plan or an Agreement, in the case of any Option or SAR with an exercise price that equals or exceeds (or, for a SAR, for which the Fair Market Value on the Date of Grant equals or exceeds) the price paid or consideration to be received for a share of Common Stock in connection with a Change in Control, the Committee may cancel the Option or SAR upon at least 10 days’ advance notice to the affected persons without the payment of consideration therefor.
(d)    The obligations of the Company under the Plan and any Agreements shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to all or substantially all of the assets and business of the Company and/or a Related Entity, as applicable.
13.08    Tax Withholding
Each Participant shall be responsible for satisfying any income and employment tax withholding obligation attributable to participation in this Plan. If permitted by and in accordance with procedures established by the Administrator, a Participant may surrender shares of Common Stock, or receive fewer shares of Common Stock than otherwise would be issuable, in satisfaction of all or part of that obligation.

NewMarket Corporation
2023 Incentive Compensation and Stock Plan
ARTICLE XIV
AMENDMENT
The Board may amend or terminate this Plan from time to time; provided, however, that no amendment may become effective until shareholder approval is obtained to the extent that such shareholder approval is required by the Code, pursuant to the rules under Section 16 of the Exchange Act, by any stock exchange or market system upon which the Common Stock may then be listed, by any regulatory body having jurisdiction with respect thereto, or under any other applicable laws, rules or regulations. No amendment shall, without a Participant’s consent, adversely affect any rights of such Participant under any Stock Award, Incentive Award, award of Stock Units, Option or SAR outstanding at the time such amendment is made.

NewMarket Corporation
2023 Incentive Compensation and Stock Plan
ARTICLE XV
DURATION OF PLAN
No Stock Award, Incentive Award, Stock Units, Option or SAR may be granted under this Plan after the date of the annual meeting of the Company’s shareholders occurring in 2028 or, absent an annual meeting occurring in 2028, after December 31, 2028. Stock Awards, Incentive Awards, Stock Units, Options and SARs granted before that date shall remain valid in accordance with their respective terms.

NewMarket Corporation
2023 Incentive Compensation and Stock Plan
ARTICLE XVI
EFFECTIVE DATE OF PLAN
Options, SARs, Stock Awards and Stock Units, and Incentive Awards may be granted under this Plan on and after the Effective Date.